UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2011
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors.

On April 15, 2011, the Company appointed Marian Tibbits to its Board of Directors. Mrs. Tibbits is married to Paul Tibbits, an existing director of the Company, and both are shareholders of the Company, and named in Item 12 of the Company’s Form 10-K for the year ended December 31, 2010.

The addition of Marian Tibbits to the Board is significant in that she is the first female director in the history of the Company. Mrs. Tibbits has been involved for many years in various volunteer activities for the education of Kentucky children. She has held various local, district, and state positions. Additionally, Mrs. Tibbits has previously held management positions in finance and accounting and presently manages various business ventures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  April 18, 2011.

AMARILLO BIOSCIENCES, INC.

By:            /s/ Joseph M. Cummins
Joseph M. Cummins, Chairman of the Board,
President and Chief Executive Officer